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                                                                    EXHIBIT 10.1

                         LIQUIDMETAL TECHNOLOGIES, INC.

                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT ("Agreement") is made and entered into as of this 21st day of May, 2003, by and between LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation ("Company"), and ______________________, a director and/or officer of the Company or an Affiliate ("Executive").

                                   WITNESSETH:

         A. WHEREAS, the Company and the Executive recognize that the vagaries of public policy and the interpretation of, among other things, Delaware General Corporation Law Section 145, court opinions and the Company's certificate of incorporation and bylaws are often ambiguous, conflicting and/or uncertain and, therefore, fail to provide the Company's directors and/or officers (collectively, "executive(s)") with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company or by reason of their status as such executives.

         B. WHEREAS, the Company and the Executive are aware of the substantial growth in the number of lawsuits filed against corporate directors and/or officers in connection with their activities in such capacities and by reason of their status as such and, in particular, those lawsuits appearing to be promoted by attorneys who seem to encourage and specialize in the filing of such lawsuits for the main purpose of seeking a settlement thereof in order to personally collect attorneys' fees rather than attempting to obtain an equitable resolution of such litigation that would ultimately be in the interests of the stockholders of such corporation.

         C. WHEREAS, the Company and the Executive recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically well beyond the financial resources of most executives.

         D. WHEREAS, the Company and the Executive recognize that the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the executives, and the resultant substantial time, expense, harassment, ridicule, abuse and anxiety spent and endured in defending against such lawsuits bears no reasonable or logical relationship to the amount of compensation received by the executives and, thus, poses a significant deterrent to experienced and capable individuals, such as the Executive, agreeing to serve as an executive.

         E. WHEREAS, Section 145 of the Delaware General Corporation Law and the Company's Bylaws, which set forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (amongst others) by the Company, are specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw,

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agreement, vote of stockholders or disinterested directors or otherwise and thus does not by itself limit the extent to which the Company may indemnify, contribute or advance expenses to persons serving as its executives (amongst others).

         F. WHEREAS, previous indemnification agreements have been executed by the Company with its directors and officers ("Prior Indemnification Agreements") when the Company was incorporated in California.

         G. WHEREAS, in order to induce and encourage highly experienced and capable individuals, such as the Executive, to serve as an executive and to foster an atmosphere in which such executives will feel unrestrained by the threat of incurring personal liability and, therefore, take the business and entrepreneurial risks necessary to ensure the continued success and growth of the Company, secure in the knowledge that they will receive the maximum indemnification protection against such risks and liabilities as may be afforded by law, the Company's Board of Directors ("Board") has determined, after due consideration and investigation of the terms and provisions of this Agreement, in light of the circumstances and considerations set forth in the foregoing recitals and in the exercise of its good faith business judgment, that this Agreement is not only reasonable, fair and prudent, but also necessary to promote and ensure the best interests of the Company and its stockholders.

         NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements of the parties contained herein and the mutual benefits to be derived from this Agreement, and the delivery of other good and valuable consideration by the Executive, the receipt and sufficiency of which is hereby acknowledged by the Company, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Certain Definitions. The following terms as used in this Agreement shall be defined as follows:

                  a. "Action(s)" shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal, state or local law (including any brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder), whether a Derivative Action and whether formal or informal.

                  b. "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

                  c. "Authority" shall mean the panel of arbitrators or independent legal counsel selected under Paragraph 5 of the Agreement.

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                  d.       "Breach of Duty" shall mean the Executive breached or
failed to perform his duties to the Company or an Affiliate, as the case may be, and the Executive's breach of or failure to perform those duties constitute:

                           (1)      a breach of "duty of loyalty" (as defined
herein) to the Company or its stockholders;

                           (2)      acts or omissions not in "good faith" (as
further defined herein) or which involve intentional misconduct or a knowing violation of the law;

                           (3)      a violation of Section 174 of the Delaware
General Corporation Law; or

                           (4)      a transaction from which the Executive
derived an improper personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether the Executive has acted or omitted to act otherwise than in "good faith," as such term is used herein, the Authority, or the court, shall determine solely whether the Executive (i) in the case of conduct in his "official capacity" (as defined herein) with the Company, believed in the exercise of his business judgment, that his conduct was in the best interests of the Company; and (ii) in all other cases, reasonably believed that his conduct was at least not opposed to the best interests of the Company.

                  e. "Derivative Action" shall mean any Action brought by or in the right of the Company and/or an Affiliate.

                  f. "Duty of loyalty" shall mean a breach of fiduciary duty by the Executive which constitutes a willful failure to deal fairly with the Company or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

                  g. "Expenses" shall include, without limitation, any and all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Company, any Affiliate, any third party or other entity, and any and all other direct and indirect costs of any type or nature whatsoever.

                  h. "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties, and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all liabilities of every type or nature whatsoever.

                  i. "Official capacity" shall mean the office of director or officer of the Company, membership on any committee of directors, any other offices of the Company held by

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the Executive and any other employment or agency relationship between the
Executive and the Company and "official capacity," as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                  j.       "Statute" shall mean Delaware General Corporation Law
Section 145 (or any successor provisions).

                  k. "Termination Date" shall mean the date the Executive ceases, for whatever reason, to serve as a director or in an employment relationship with the Company and/or any Affiliate.

         2. Not an Employment Contract. Nothing contained in this Agreement shall create or constitute a contract of employment between the Company and the Executive and the termination of the Executive's relationship with the Company and/or any Affiliate by either party hereto shall not be restricted by this Agreement. This Agreement supersedes any Prior Indemnification Agreement between the Company and Executive (unless the California Corporations Code is deemed to be applicable in any Action, in which case Executive shall, in addition to the rights herein, be entitled to any rights to which Executive was entitled under any Prior Indemnification Agreement that was in effect prior to the reincorporation of the Company from California to Delaware).

         3.       Indemnity.

                  a. In consideration of Executive's continued service to the Company and/or its Affiliates and the consideration set forth in the recitals to this Agreement, in all cases other than those set forth in Paragraph 3b hereof, the Company hereby covenants and agrees, subject to the conditions and limitations set forth hereinafter in this Paragraph 3 and elsewhere in this Agreement, to indemnify and hold the Executive harmless if he is or was a party, or is threatened to be made a party, to any Action by reason of his status as, or the fact that he is or was or has agreed to become, a director or officer of the Company, and/or is or was serving or has agreed to serve as a director or officer of an Affiliate, and/or as to acts performed in the course of the Executive's duty to the Company and/or to an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of the Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, that it is not determined by the Authority, or by a court, pursuant to Paragraph 5 that the Executive has engaged in misconduct which constitutes a Breach of Duty.

                  b. To the extent the Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he shall be indemnified by the Company against reasonable Expenses incurred by or on behalf of him in connection therewith. The Company shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 4), or to such other

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person or entity as the Executive may designate in writing to the Company, within ten (10) days after the receipt of the Executive's written request therefor, without regard to the provisions of Paragraph 5. In the event the Company refuses to pay such requested Expenses, the Executive may petition a court to order the Company and the Shareholder to make such payment pursuant to Paragraph 6.

                  c. Notwithstanding any other provisions contained in this Agreement to the contrary, the Company shall not:

                           (1)      indemnify, contribute or advance Expenses
to the Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:

                                    (a)     brought to establish or enforce a
right to indemnification, contribution and/or an advance of Expenses under Paragraph 6 of this Agreement or under the Statute as it may then be in effect or any other applicable statute or law or otherwise as required;

                                    (b)     initiated or brought voluntarily by
the Executive to the extent the Executive is successful on the merits or otherwise in connection with such Action in accordance with and pursuant to Paragraph 3b. of this Agreement; or

                                    (c)     as to which the Board determines it
be appropriate.

                           (2)      indemnify the Executive against judgments,
fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the Company by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

                           (3)      indemnify the Executive under this Agreement
for any amounts paid in settlement or any Action effected without the Company's written consent.

The Company shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive's written consent. Neither the Company nor the Executive shall unreasonably withhold their consent to any proposed settlement.

                  d. The Executive's conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Company and/or an Affiliate for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of such plan is conduct which does not constitute a breach or failure to perform his duties to the Company or an Affiliate, as the case may be.

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         4.       Advance Payment of Expenses.

                  a. The Company shall pay to the Executive, or such other person or entity as the Executive may designate in writing to the Company, in advance of the final disposition or conclusion of any Action (or claim, issue or matter associated with such Action) the Executive's reasonable Expenses incurred by or on behalf of the Executive in connection with such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of Executive's written request therefor; provided, the following conditions are satisfied:

                           (1)      the Executive has first requested an advance
of such Expenses in writing (and delivered a copy of such request to the Company) from the insurance carrier(s), if any, to whom a claim has been reported under an applicable insurance policy purchased by the Company and each such insurance carrier, if any, has declined to make such an advance;

                           (2)      the Executive furnishes to the Company an
executed written statement affirming his good faith belief that he has not engaged in misconduct constituting a Breach of Duty; and

                           (3)      the Executive furnishes to the Company an
executed written agreement to repay any advances made under this Paragraph 4 if it is ultimately determined that he is not entitled to be indemnified by the Company for such Expenses pursuant to this Agreement.

                  b. In the event the Company makes an advance payment of Expenses to the Executive pursuant to this Paragraph 4, the Company shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Company has purchased insurance for such purpose.

         5.       Determination of Right to Indemnification.

                  a. Except as otherwise set forth in this Paragraph 5 or in Paragraph 3c, any indemnification to be provided to the Executive by the Company under Paragraph 3a. of this Agreement upon the final disposition or conclusion of any Action, or a claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Company to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 4), or to such other person or entity as the Executive may designate in writing to the Company within sixty (60) days after the receipt of Executive's written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Paragraph 5a.

                  b. Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Paragraph 3a may be denied by the Company in the event:

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                           (1)      the Board by a majority vote thereof
determines that the Executive engaged in misconduct which constitutes a Breach of Duty; or

                           (2)      a majority of the Board are party in
interest to such Action.

In either event of nonpayment, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Agreement.

                  c. Such independent determination shall be made, at the option of the Executive, by (i) a panel of three arbitrators (selected as set forth in Paragraph 5e from the panels of arbitrators of the American Arbitration Association) in either Hillsborough County, Florida or Orange County, California (as selected by the Executive), in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Executive and the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by a majority vote of the entire Board); or (iii) a court in accordance with Paragraph 5i of this Agreement.

                  d. In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and, therefore, is entitled to indemnification pursuant to this Agreement. The burden of rebutting such presumption by clear and convincing evidence shall be on the Company, the Shareholder and any other party challenging such indemnification.

                  e. In the event a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by an independent legal counsel chosen by a majority vote of the entire Board), the second by the Executive and the third by the previous two arbitrators.

                  f. The Authority shall make its independent determination hereunder within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to the Company and the Executive.

                  g. In the event the Authority determines that the Executive is entitled to be indemnified for any amounts pursuant to this Agreement, the Company shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Paragraph 4), or to such other person or entity as the Executive may designate in writing to the Company, within ten (10) days of receipt of such opinion.

                  h. The Expenses associated with the indemnification process set forth in this Paragraph 5, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Company.

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                  i.       In the event that the Executive elects to have the
independent determination made by a court pursuant to Paragraph 5c(iii), the following shall apply:

                                    (i)      If the court determines that the
                                             Executive has engaged in misconduct
                                             which constitutes a Breach of Duty,
                                             it may nonetheless order
                                             indemnification to be paid by the
                                             Company if it determines that the
                                             Executive is fairly and reasonably
                                             entitled to indemnification in view
                                             of all of the circumstances of such
                                             Action.

                                    (ii)     In the event the court determines
                                             that the Executive is entitled to
                                             be indemnified for any Liabilities
                                             and/or Expenses, or to receive the
                                             advancement of Expenses, pursuant
                                             to this Agreement, unless otherwise
                                             ordered by such court, the Company
                                             shall pay such Liabilities and/or
                                             Expenses to the Executive (net of
                                             all Expenses, if any, previously
                                             advanced to the Executive pursuant
                                             to Paragraph 4), including
                                             reasonable interest thereon as
                                             provided in Paragraph 8c, or to
                                             such other person or entity as the
                                             Executive may designate in writing
                                             to the Company, within ten (10)
                                             days of the rendering of such
                                             determination.

                                    (iii)    The Executive shall pay all
                                             Expenses incurred by the Executive
                                             in connection with any judicial
                                             determination provided in this
                                             Paragraph 5i, unless it shall
                                             ultimately be determined by the
                                             court that he is entitled, in whole
                                             or in part, to be indemnified by,
                                             or to receive advances from, the
                                             Company as authorized by this
                                             Agreement. All Expenses incurred by
                                             the Executive in connection with
                                             any subsequent appeal of any
                                             judicial determination provided for
                                             in this Paragraph 5i shall be paid
                                             by the Executive regardless of the
                                             disposition of such appeal.

                  j. In the event the Company does not (a) advance requested Expenses to the Executive within ten (10) days of the Executive's compliance with Paragraph 4; or (b) indemnify the Executive with respect to requested Expenses under Paragraph 3b within ten (10) days of Executive's written request therefor, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the Company to pay such reasonable Expenses immediately. Such court, after giving any notice the court considers necessary, shall order the Company to pay such Expenses if it determines that the Executive has complied with the applicable provisions of Paragraph 4 or 3b, as the case may be.

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         6.       Termination of an Action Nonconclusive. The adverse
termination of any Action against the Executive by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

         7.       Partial Indemnification; Reasonableness; Interest.

                  a. In the event it is determined by the Authority, or by a court, that the Executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the reasonable proration and payment by the Company of such Liabilities and/or reasonable Expenses, with respect to which indemnification is sought by the Executive, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

                  b. In the event it is determined by the Authority, or by a court, that certain Expenses incurred by the Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Company to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

                  c. Interest shall be paid by the Company to the Executive, to the extent deemed appropriate by the Authority, or a court, at a reasonable interest rate, for amounts for which the Company indemnifies or advances to the Executive.

         8.       Insurance; Subrogation.

                  a. The Company may purchase and maintain insurance on behalf of the Executive against any Liability and/or Expense asserted against him and/or incurred by or on behalf of him in such capacity as an executive or other employee or agent of the Company and/or of an Affiliate, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such Liability or advance of Expenses under the provisions of this Agreement or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Company and/or the Executive under this Agreement and the execution and delivery of this Agreement by the Company and the Executive shall not in any way be construed to limit or affect the rights and obligations of the Company and/or of the other party or parties thereto under any such policy or agreement of insurance.

                  b. In the event the Executive shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Company pursuant to this Agreement, the Executive shall promptly reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier and/or such plaintiff and payments by the Company to the Executive exceeds such indemnified amounts;

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provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as co-insurance, retention or deductible amounts, shall not be deemed to be payments to the Executive hereunder.

                  c. In addition, upon payment of indemnified amounts under this Agreement, the Company shall be subrogated to the Executive's right against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

         9. Witness Expenses. The Company shall pay in advance or reimburse any and all reasonable Expenses incurred by the Executive in connection with his appearance as a witness in any Action at a time when he has not been formally named a defendant or respondent to such an Action, within ten
(10) days after the receipt of the Executive's written request therefor.

         10.      Contribution.

                  a. Subject to the limitations of this Paragraph 10, in the event the indemnity provided for in Paragraph 3 of this Agreement is unavailable to the Executive for any reason whatsoever, the Company, in lieu of indemnifying the Executive, shall contribute to the amount incurred by or on behalf of the Executive, whether for Liabilities and/or for reasonable Expenses in connection with any Action, in such proportion as is deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of such Action in order to reflect:

                           (1)      the relative benefits received by the
Company and the Executive as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

                           (2)      the relative fault of the Company (and its
other executives, employees and/or agents) and the Executive in connection with such event(s) and/or transaction(s).

                  b. The relative fault of the Company (and its other executives, employees and/or agents), on the one hand, and of the Executive, on the other hand, shall be determined by reference to among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The Company and the Executive agree that it would not be just and equitable if contribution pursuant to this Paragraph 10 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

                  c. The Executive shall not be entitled to contribution from the Company under this Paragraph 10 in the event it is determined by the Authority, or by a court, that the Executive engaged in misconduct which constitutes a Breach of Duty, unless a court otherwise determines.

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                  d.       The Company's payment of, and the Executive's right
to, contribution under this Paragraph 10 shall be made and determined in accordance with, pursuant to and in the same manner as, the provisions in Paragraph 5 and/or 6 hereof relating to the Company's payment of, and the Executive's right to, indemnification under this Agreement.

         11. Nonexclusivity of Agreement. The rights to indemnification, contribution and the advancement of Expenses provided to the Executive by this Agreement shall not be deemed exclusive of any other rights to which the Executive may be entitled under any charter provision, bylaw, agreement, resolution, vote of stockholders or disinterested directors of the Company or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his official capacity as such executive or other employee or agent of the Company and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Company would otherwise have the power to indemnify, contribute or advance Expenses to the Executive.

         12.      Notice to the Company; Defense of Actions.

                  a. The Executive agrees to promptly notify the Company in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification, contribution or advancement of Expenses hereunder, but the omission so to notify the Company will not relieve the Company from any liability which it may have to the Executive otherwise than under this Agreement unless the Company shall have been irreparably prejudiced by such omission.

                  b. With respect to any such Action as to which the Executive notifies the Company of the commencement thereof:

                           (1)      The Company shall be entitled to participate
therein at its own expense; and

                           (2)      Except as otherwise provided below, to the
extent that it may wish, the Company (or any other indemnifying party, including any insurance carrier, similarly notified by the Executive and/or the Company) shall be entitled to assume the defense thereof, with counsel selected by the Company (or such other indemnifying party) and reasonably satisfactory to the Executive.

                  c. After notice from the Company (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Company shall not be liable to the Executive under this Agreement for any Expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his counsel in such Action but the Expenses of such counsel incurred after notice from the Company (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the Company; (ii) the

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Executive shall have reasonably concluded that there may be a conflict of interest between the Company (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the Company (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

         13. Continuation of Rights and Obligations. Subject to Paragraph 15, the terms and provisions of this Agreement shall continue as to the Executive subsequent to the Termination Date, and such terms and provisions shall inure to the benefit of the heirs, executors, estate and administrators of the Executive and the successors and assigns of the Company, including, without limitation, any successor to the Company by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Company. Except as provided herein, all rights and obligations of the Company and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Company's Certificate of Incorporation or bylaws, as such are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Company, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Company and/or of the Executive hereunder.

         14. Amendment. This Agreement may only be amended, modified or supplemented by the written agreement of the Company and the Executive.

         15. Assignment. This Agreement shall not be assigned by the Company or the Executive without the prior written consent of the other party hereto, except that the Company may freely assign its rights and obligations under this Agreement to any Affiliate for whom the Executive is serving as an executive thereof; provided, however, that no permitted assignment shall release the Company from its obligations hereunder.

         16. Governing Law. All matters with respect to this Agreement, including, without limitation, matters of validity, construction, effect and performance shall be governed by the internal laws of the State of Delaware applicable to contracts made and to be performed therein between the residents thereof (regardless of the laws that might otherwise be applicable under principles of conflicts of law).

         17. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts each of which shall be deemed an original binding the signer thereof against the other signing parties, but all counterparts together shall constitute one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement.

         18. Headings. The headings used in this Agreement are for convenience and reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         19. Severability. If any provision of this Agreement shall be deemed invalid or inoperative, or in the event a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy in any way, this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the limited extent necessary to render the same valid and enforceable, and the Company shall indemnify and hold harmless the Executive against Liabilities and reasonable Expenses with respect to any Action to the fullest extent permitted by any applicable provision of this Agreement that shall not have been invalidated and otherwise to the fullest extent otherwise permitted by the Statute as it may then be in effect.

         20. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid:

         If to the Executive, to his or her address as set forth on the signature page below. or to such other person or address which the Executive shall furnish to the Company in writing pursuant to the above.

         If to the Company, to:

Liquidmetal Technologies, Inc.
100 North Tampa St., Suite 3150
Tampa, Florida 33602
Attention: General Counsel

or to such other person or address as the Company shall furnish to the Executive in writing pursuant to the above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

LIQUIDMETAL TECHNOLOGIES, INC.
("Company")

By:__________________________________________


EXECUTIVE

Sign: _______________________________________

Name: _______________________________________

Address: ____________________________________

_____________________________________________